UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHESAPEAKE ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
3.250% Senior Notes due 2016 and guarantees thereof	New York Stock Exchange
5.375% Senior Notes due 2021 and guarantees thereof	New York Stock Exchange
5.750% Senior Notes due 2023 and guarantees thereof	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-168509

Securities to be registered pursuant to Section 12(g) of the Act:  None

*Includes subsidiaries of Chesapeake Energy Corporation identified on the following pages.

Arkansas Midstream Gas Services Corp.
(Exact name of registrant as specified in its charter)

Arkansas	20-8306047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Energy Louisiana Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Energy Marketing, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake E&P Holding Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	27-4485832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Chesapeake NG Ventures Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	45-2354177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Chesapeake Operating, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

CHK Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Texas	46-1772347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Winter Moon Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	26-1939483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

AMGS, L.L.C.
(Exact name of registrant as specified in its charter)

Arkansas	26-2105945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake AEZ Exploration, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	27-2151081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Appalachia, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake-Clements Acquisition, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-8716794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Exploration, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Land Development Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Midstream Development, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	46-1179116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Midstream Holdings, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	27-0868590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Midstream Management, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	26-2096548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Plaza, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-2692888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake Royalty, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake VRT, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-8380083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Chesapeake West Texas Gathering, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	38-3871845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

EMLP, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	27-0581428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Empress, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-2809898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

GSF, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-2762867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

MC Louisiana Minerals, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-3057487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

MC Mineral Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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MidCon Compression, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

MKR Holdings, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-4272581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

Northern Michigan Exploration Company, L.L.C.
(Exact name of registrant as specified in its charter)

Michigan	27-2462483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Chesapeake Louisiana, L.P.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Empress Louisiana Properties, L.P.
(Exact name of registrant as specified in its charter)

Texas	20-1993109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Item 1.                      Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 3.250% Senior Notes due 2016, 5.375% Senior Notes due 2021 and 5.750% Senior Notes due 2023 (collectively, the “Notes”) issued by Chesapeake Energy Corporation (the “Company”), and the full and unconditional guarantee of the Notes by certain subsidiaries of the Company.  The description of the Notes and related guarantees under the caption “Description of Chesapeake Debt Securities” in the Company’s prospectus filed as part of its registration statement on Form S-3 (No. 333-168509) with the SEC on August 3, 2010 (the “Registration Statement”) and under the caption “Description of Notes” in the Company’s prospectus supplement filed with the SEC on March 19, 2013 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.                      Exhibits.

Exhibit No.	Document Description

4.1
Indenture, dated as of August 2, 2010, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).

4.2	Fifteenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Sixteenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.4	Seventeenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.5	Form of 3.250% Senior Note due 2016 (included as Exhibit A to the Fifteenth Supplemental Indenture filed herewith as Exhibit 4.2).

4.6	Form of 5.375% Senior Note due 2021 (included as Exhibit A to the Sixteenth Supplemental Indenture filed herewith as Exhibit 4.3).

4.7	Form of 5.750% Senior Note due 2023 (included as Exhibit A to the Seventeenth Supplemental Indenture filed herewith as Exhibit 4.4).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrants:

CHESAPEAKE ENERGY CORPORATION,
By:
/s/Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC.
CHK ENERGY HOLDINGS, INC.
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.,
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.,
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
EMLP, L.L.C.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
CHESAPEAKE LOUISIANA, L.P.
By: Chesapeake Operating, Inc., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner

For each of the above:

By:
/s/Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Date: April 8, 2013	Title: Senior Vice President, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1
Indenture, dated as of August 2, 2010, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).

4.2	Fifteenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Sixteenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.4	Seventeenth Supplemental Indenture, dated April 1, 2013, by and among Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.5	Form of 3.250% Senior Note due 2016 (included as Exhibit A to the Fifteenth Supplemental Indenture filed herewith as Exhibit 4.2).

4.6	Form of 5.375% Senior Note due 2021 (included as Exhibit A to the Sixteenth Supplemental Indenture filed herewith as Exhibit 4.3).

4.7	Form of 5.750% Senior Note due 2023 (included as Exhibit A to the Seventeenth Supplemental Indenture filed herewith as Exhibit 4.4).